SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 9, 1998


                           JD AMERICAN WORKWEAR, INC.
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             (Exact name of registrant as specified in its charter)


        DELAWARE                   33-98682                 05-0460102
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 (State of Organization)    (Commission File No.)         (IRS Employer
                                                      Identification Number)


                             46 Old Flat River Road
                          Coventry, Rhode Island 02816
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                    (Address of principal executive offices)


                                 (401) 397-6800
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              (Registrant's telephone number, including area code)



ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

         Not Applicable.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Not Applicable.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT:

         Not Applicable.

ITEM 5.  OTHER EVENTS

Securities Purchase Agreement

      JD American Workwear, Inc. (the "Company") entered into a Securities Purchase Agreement dated April 9, 1998 (the "Purchase Agreement") with The Union Labor Life Insurance Company, a Maryland corporation ("ULLICO"), and certain additional agreements related to the Purchase Agreement. This current report provides a summary of the important terms of the transaction, but readers should make reference to the complete agreements filed as exhibits to this current report for a complete description of the transaction.

Series B Preferred Stock

      Pursuant to the terms of the Purchase Agreement, the Company issued to ULLICO 2,500 shares of Series B 12% Cumulative Convertible Preferred Stock, $.001 par value (the "Series B Preferred Stock"). The Series B Preferred Stock is convertible into the Company's common stock, $.002 par value (the "Common Stock") at a conversion price of $5.00 per share, subject to adjustment. As a part of the issuance of the Series B Preferred Stock, the Company also issued to ULLICO a detached ten-year stock purchase warrant to purchase 799,000 shares of Common Stock at an exercise price of $.01 per share (the "Investor Warrant"). The purchase price for the Series B Preferred Stock and the Investor Warrant was $2,500,000. The Company will use the net proceeds to facilitate and expand a program of union labor manufacturing of its products, to repay certain notes payable and long-term debt, and for sales and administrative salaries, product development, sales and marketing expense, and other general corporate purposes.

Dividends

      The Series B Preferred Stock entitles ULLICO to receive, when and as declared by the Company's Board, cumulative cash dividends in preference to the payment of dividends on all other shares of capital stock of the Company, subject to the provisions on priority described below.

      During the two-year period following issuance of the Series B Preferred Stock (the "PIK Period") the Company has the option of making payment of the semi-annual dividends on the Series B Preferred Stock either in cash or by issuing additional shares of Series B Preferred Stock ("PIK Dividends"). For purposes of payment of PIK Dividends, each share of Series B Preferred Stock is to be valued at $1,000; and in the event the Company elects to pay dividends in shares of Series B Preferred Stock, the Company is required to issue additional detached ten-year dividend warrants (the "Dividend Warrants") to purchase 54,000 shares of Common Stock at an exercise price of $.01 per share for each semi-annual dividend period that PIK Dividends are paid. During the PIK Period the Company may not pay or declare cash dividends on any stock other than the Series B Preferred Stock. Unless full dividends on the Series B Preferred Stock for all past dividend periods and the then current period shall have been paid or declared and a sufficient sum for the payment thereof set aside in trust for the Series B Preferred Stock Holders, no dividend (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution made, on any other shares of stock.

Liquidation

      In the event the Company is liquidated, dissolved or otherwise wound-up, holders of the Series B Preferred Stock will be entitled to a preferred distribution of the assets of the Company in an amount equal to the investment value per share on the date of payment, and if such assets are insufficient, a ratable distribution shall be made. After the payment of the full preferential amounts to the holders of the Series B Preferred Stock, the holders of the Company's Series A Preferred Stock will receive a distribution in their full preferential amounts (or ratable distributions thereof). The holders of the Company's Common Stock will then be entitled to receive $5.00 per share, and if there are any assets remaining, a ratable distribution together with the holders of the Series B Preferred Stock treated (for this purpose only) as if they had converted their shares into Common Stock will be made amongst the holders of the Common Stock and the holders of the Series B Preferred Stock.

Optional and Mandatory Redemption

      The Company may, at its own option and at any time after the third anniversary of the original issuance of the Series B Preferred Stock, redeem the Series B Preferred Stock, in whole but not in part. In such event, the Company is obligated to pay holders of the Series B Preferred Stock the investment value per share, plus a redemption premium equal to a 20% internal rate of return on the investment value.

      A mandatory redemption of 1,250 shares of Series B Preferred Stock is required on each of the first business days of April 2004 and 2005. Between 30 and 60 days prior to any redemption, the Company must give written notice to the holder of the Series B Preferred Shares, and at least ten days prior to the date of a redemption the Company shall deposit with any Washington, D.C. bank or trust company having capital and surplus of at least $1 billion a sum equal to the aggregate redemption price of all shares of Series B Preferred Stock scheduled to be redeemed.

Voting

      Each holder of Series B Preferred Stock is entitled to vote on all Company matters and is entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series B Preferred Stock are convertible. The Series B Preferred Stock holders shall be entitled to elect one director out of the seven authorized directors of the Company's board and one director out of the three directors comprising the Company's Compensation Committee. If certain events occur or do not occur, such as the failure to pay either a PIK Dividend or cash dividend to the Series B Preferred Stock holders, the holders of the Series B Preferred Stock shall be entitled, immediately upon giving written notice, to elect the smallest number of directors that will constitute a majority of the authorized number of directors.

Stockholders Agreement

      A Stockholders Agreement dated April 9, 1998 (the "Stockholders Agreement") was entered into among ULLICO, the Company, David N. DeBaene, Annette DeBaene, Norman DeBaene, Thomas Lisi, and Steev Panneton (each, a "Holder"). The Stockholders Agreement provides that the Company shall have a right of first refusal before any shares of Common Stock may be transferred by any Holder. ULLICO has a right of second refusal and co-sale rights, if the Company does not elect to buy all of the securities it is offered. If ULLICO enters into an agreement to transfer, sell or otherwise dispose of all of its Preferred Stock, Warrants and any Common Stock issued upon conversion or exercise of the former ("Purchased Shares")(such agreement referred to as a "Tag-Along Sale"), each Holder has the right to participate in the Tag-Along Sale. If ULLICO, alone or with another person, accepts an offer from any party who is unaffiliated with it to purchase any Purchased Shares which results in such party having the ability to elect a majority of the Company's Board of Directors, then, at the request of ULLICO, each Holder shall sell all shares of Common Stock held by such Holder (referred to as a "Drag-Along Sale").

      The Holders agree that, for a period of five years from the Stockholders Agreement no Holder will compete with the Company nor solicit the Company's customers, suppliers, or employees to limit or terminate their relationship with the Company. The Holders agree to maintain confidentiality with respect to the Company's Confidential Information.

Registration Rights Agreement

      The Company and ULLICO entered into a Registration Rights Agreement dated April 9, 1998 which requires the Company, upon the written request of certain holders of the Series B Preferred Stock, to file a Registration Statement for the public resale of the Common Stock issued on conversion of the Series B Preferred Stock. The required registration is triggered when the Company receives a written request from initiating holders of the Series B Preferred Stock. This obligates the Company to prepare and file a registration statement under the Securities Act of 1933, as amended ("Securities Act"). When the Company receives that request, it must promptly notify all holders of securities that may be registered that it intends to effectuate such registration. The Company is required to file and cause to become effective a maximum of two registration statements, excluding registration statements on Form S-3. The Company shall not be obligated to effect more than one registration and Form S-3 during any six-month period and shall be obligated to file and cause to become effective no more than six registration statements on Form S-3. No registration statement is required to be filed unless the proposed public offering price of the securities under such registration shall be at least $5 million (prior to deducting underwriting discounts and commissions).

      The Registration Rights Agreement also provides for incidental registration. If the Company files a registration statement other than pursuant to the required registration and other than on Form S-4 or S-8, it agrees to give prompt, written notice of same to all holders of registerable securities. Upon the written request of a holder of any shares of securities that may be registered given within thirty days after the receipt of the Company's written notice, the Company agrees to include all such registerable securities in such registration statement provided, however, that the Company receives a written request of same within thirty (30) days after such holder received the Company's notification.

Escrow Agreement

      The Company and ULLICO executed an escrow agreement (the "Escrow Agreement") with Marine Midland Bank ("MMB") requiring that the proceeds, less the payment of certain fees and expenses, from the sale of the Series B Preferred Stock (approximately $1,585,000; the "Escrow Amount") be held and invested or reinvested by MMB in obligations issued or guaranteed by the Untied States or any person controlled or supervised by and acting as an instrumentality of the United States pursuant to Congressional authority or Certificates of Deposit of banks or trust companies (including MMB) organized under the laws of the United States.

      The term of the escrow commences on the date of the closing and terminates at 5:00 p.m., eastern time, on June 30, 1998. If the Company fails to deliver to ULLICO by May 29, 1998 audited financial statements prepared on a consolidated basis (together with consolidated statements in support thereof) consisting of a balance sheet of the Company, as of the end of such fiscal year, together with statements of income, stockholders' equity and cash flow for such fiscal year, ULLICO shall give written notice to the Company and MMB of such failure. MMB shall, without further instructions, immediately pay to ULLICO the Escrow Amount, and to the Company the escrow income.

      Claims may be made by ULLICO against the Escrow Account if, within thirty days (30) of ULLICO's receipt of the financial statements, (i) the Company is not in conformity with the requirement in the Securities Purchase Agreement to provide, as soon as available but in any event within ninety (90) days after the close of each fiscal year of the Company (beginning with the year ended February 28, 1998), financial statements duly certified by one of the five largest national independent certified public accounting firms or (ii) in the Investor's reasonable judgment, the financial condition, results of operations and cash flows of the Company reflected in the financial statements are not in material conformity with the information previously furnished to ULLICO, then ULLICO shall give written notice of the claim to the Company and MMB, setting forth its claim and the reasons therefor. If the Company objects to the claim, it shall give written notice of such objection to the investor and MMB within ten days after the receipt of such claim notice from ULLICO.

      Any dispute or claim arising out of the Escrow Agreement which is not resolved by negotiation shall be resolved by arbitration held in Washington, D.C., under the rules promulgated by the American Arbitration Association. The arbitrators shall apply the substantive law of the State of New York. The Company, under the terms of the escrow agreement, acknowledges that in no event shall any resolution of a claim or payment of any portion of the escrow amount to ULLICO require the return, revocation or rescission of the Series B Preferred Stock or the Warrant.


ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

         Not Applicable.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a)      Financial Statements of Business Acquired.        Not Applicable.

(b)      Pro Forma Financial Information.                  Not Applicable.

(c)      Exhibits.

The following Exhibits are filed herewith:

4.1      Securities Purchase Agreement dated April 9, 1998

4.2 Certificate of Designation of Series B 12% Cumulative Convertible Preferred Stock and Certificate of Correction of Certificate of Designation.

4.3      Stockholders' Agreement dated April 9, 1998.

4.4      Registration Rights Agreement dated April 9, 1998.

4.5      Warrant Certificate issued to ULLICO.

4.6      Escrow Agreement

20.1     Press release.


ITEM 8.  CHANGE IN FISCAL YEAR.

         Not Applicable.


ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         Not Applicable.


                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    JD AMERICAN WORKWEAR, INC.



                                    By: /s/ DAVID N. DEBAENE
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                                            David N. DeBaene
                                        (President and Chief Executive Officer)


Date: April 15, 1998